EXHIBIT 10.3

PROMISSORY NOTE

$3,500,000.00	April 5, 2012

THIS PROMISSORY NOTE (the “Note”) is made as of April 5, 2012 by DT STONE RIDGE, LLC, a South Carolina limited liability company (“Borrower”), having an address at 11132 Ventura Boulevard, Suite 415, Studio City, California 91604, to and in favor of PRIP STONE RIDGE, LLC, a Delaware limited liability company, its successors and assigns (“Lender”), having an address, c/o Paladin Realty Partners, LLC, at 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024.

NOW, THEREFORE, FOR VALUE RECEIVED, Borrower unconditionally promises to pay to the order of Lender, without any counterclaim, setoff or deduction whatsoever, on the Maturity Date (as hereinafter defined), at the office of Lender, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00) (“Note Amount”), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the interest rate of 7.50% per annum (the “Fixed Rate”), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

ARTICLE I

TERMS AND CONDITIONS

1.1 Payment of Principal and Interest; Fees. Interest shall be computed hereunder based on a three hundred sixty (360) day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included (regardless of the time of day such advance is made), and the day on which funds are repaid shall be included unless repayment is credited prior to close of business. Payments in federal funds immediately available in the place designated for payment received by Lender prior to 2:00 p.m. local time on a Business Day at the place designated for payment shall be credited prior to close of business, while other payments may, at the option of Lender, not be credited until immediately available to Lender in federal funds at the place designated for payment prior to 2:00 p.m. local time at said place of payment on a day on which Lender (or if Lender designates another entity to receive payment on behalf of Lender, such entity) is open for business. Such principal and all accrued and unpaid interest shall be payable as follows: (i) interest only installments at the Fixed Rate shall be payable beginning on May 1, 2012 and continuing on the first (1st) day of each and every month (each a “Payment Date”) thereafter through and including April 1, 2013 (the “Maturity Date”); and (ii) the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. Each such monthly installment shall be applied to the payment of accrued and unpaid interest; the final payment shall be applied first to the payment of accrued and unpaid interest and then to the reduction of principal. If the advance of the principal amount evidenced by this Note is made on a date other than the first (1st) day of a calendar month, then Borrower shall pay to Lender, contemporaneously with the execution hereof, interest at the Fixed Rate for the period from the date of such advance through and including the last day of the calendar month in which this Note is funded. Each subsequent interest accrual period shall commence on the first (1st) day of each calendar month during the term of the Note and shall end on and include the last day of such calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. Borrower hereby acknowledges that interest in this Note is to be calculated by Lender on the basis of a three hundred sixty (360) day year and is fully aware that such calculations may result in an accrual and/or payment of interest in amounts greater than corresponding interest calculations based on a three hundred sixty-five (365) day year.

(a) Definitions. Capitalized terms used in this Note and not otherwise defined herein shall have the meaning ascribed to them in the Security Instrument or, if not therein defined, as defined in the other Loan Documents. For purposes of this Note:

“Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, NY.

“Loan” shall mean the loan which is evidenced by this Note and governed by the Loan Documents (as hereinafter defined).

(b) Additional Costs. Notwithstanding anything contained herein to the contrary, if any law, regulation, treaty or directive with respect to taxes or profits (except for the establishment of a tax based on the overall net income of Lender or changes in the existing taxes on the overall net income or profits of Lender), reserves or any other matter therein is enacted, adopted or changed, or any change occurs in the interpretation or application thereof or Lender complies with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality with respect to such taxes, reserves or other matter which enactment, adoption, change, interpretation or application occurs after the date hereof; or (iii) a prepayment of the Note is made on a date other than on a Payment Date, whether such prepayment is optional or mandatory; or (iv) Borrower shall default in the payment of interest on the Note; or (v) Borrower fails to make a prepayment of the Note as permitted hereunder which Borrower has notified Lender in writing it would make; and the result is to increase the cost to Lender of maintaining the loan evidenced by this Note or to reduce any amount receivable by Lender hereunder or to cause Lender to incur any other cost, loss or expense, including, but not limited to, any interest or fees which are payable by Lender to lenders of funds actually obtained by Lender, then, in any such case, Borrower shall pay Lender, on the second Business Day following Lender’s demand, any additional amounts necessary to compensate Lender for such cost, loss, expense or reduced amount receivable. If Lender becomes entitled to claim any additional amounts pursuant to this Section 1.1(b), it shall notify Borrower of the event by reason of which it has become so entitled and shall certify in reasonable detail any additional amounts so payable. Such certification submitted by Lender to Borrower shall be conclusive absent manifest error.

(c) Severability of Rights. The various rights of Lender hereunder shall be expressly severable from each other at Lender’s sole option and may be separately assigned apart from any assignment of this Note, to one or multiple assignees. To the extent any of such rights are so severed, Borrower agrees to undertake reasonable separate notice arrangements or other administrative procedures as may be required by the holder of such respective rights.

1.2 Prepayment. This Note may be prepaid in whole but not in part, at any time, provided (i) written notice of such prepayment is received by Lender not less than three (3) Business Days prior to the date of such prepayment and (ii) such prepayment is accompanied by all interest accrued hereunder and all other sums due hereunder or under the other Loan Documents (as hereinafter defined).

1.3 Security. The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, (a) that certain Mortgage and Security Agreement (the “Security Instrument”), dated of even date herewith, made by Borrower for the benefit of Lender, encumbering certain property located in Richland County, South Carolina, and (b) an Assignment of Leases and Rents, dated of even date herewith, made by Borrower for the benefit of Lender (the “Assignment”). The Security Instrument, the Assignment, together with this Note, any indemnity and guaranty agreement, any hazardous substances indemnity agreement, and such other agreements, documents and instruments, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, and extensions and modifications thereof, are herein referred to collectively as the “Loan Documents”. All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.

1.4 Default.

(a) It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made when due, or should any other default occur under any of the Loan Documents which is not cured within any applicable grace or cure period therein, then an “Event of Default” shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and, payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated Maturity Date.

(b) In the event that any payment is not received by Lender on or prior to the date when due, then in addition to any default interest payments due hereunder, in order to defray Lender’s expenses in addressing and processing the delinquent payment and compensate Lender from the loss of the use of such payment, Borrower shall also pay to Lender a late charge in an amount equal to the lesser of (i) five percent (5.0%) of the amount of such overdue payment and (ii) the maximum late charge that can be collected from Borrower under applicable law. Such amount shall be secured by the Loan Documents but shall not result in any extension of the Maturity Date or a waiver of any other right or remedy available to Lender in connection with the Loan Documents.

(c) So long as any default exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note at a rate per annum equal to five percent (5.0%) plus the interest rate which would be in effect hereunder absent such default or maturity, or if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Borrower under applicable law (the “Default Interest Rate”), and such default interest shall be immediately due and payable. Such amounts shall be secured by the Loan Documents but shall not result in any extension of the Maturity Date or a waiver of any other right or remedy available to Lender in connection with the Loan Documents.

(d) Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or default, and the foregoing described late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Lender in this Note or in the other Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender’s discretion. Time is of the essence with respect to all matters concerning or relating to this Note. Borrower agrees to pay on demand all expenses and costs of enforcement, administration and collection incurred or paid by Lender including, but not limited to, reasonable attorneys’ fees and disbursements of Lender, whether or not with respect to retained firms, the reimbursement for the expenses of in-house staff, or otherwise and whether or not any legal proceeding is commenced hereunder. The foregoing amounts shall be paid together with interest thereon at the Default Interest Rate from the date paid or incurred by Lender until such expenses are paid by the Borrower.

1.5 Exculpation. Notwithstanding anything to the contrary contained in this Note, the liability of Borrower to pay the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Security Instrument and the other Loan Documents shall be limited as set forth in Article 13 of the Security Instrument.

1.6 Delegation to Servicer. At the option of Lender, the Loan may be serviced by a servicer or a trustee (together with their respective successors and assigns, the “Servicer”) selected by Lender, and Lender may delegate all or any portion of its rights and responsibilities under this Note and the other Loan Documents to the Servicer pursuant to a servicing agreement between Lender and Servicer.

ARTICLE II

GENERAL CONDITIONS

2.1 No Waiver; Amendment. No failure to accelerate the debt evidenced hereby by reason of any default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note; or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder made by agreement with any person or entity now or hereafter liable for the payment of this Note, nor any release, in whole or in part, of any property or other collateral given to secure the debt evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by a definitive written agreement signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Moreover, Borrower agrees that it shall not rely on any other memoranda, written analysis, proposal or conversation or action/inaction on the possibility that the Lender might ultimately agree to a waiver of any term or provision of this Note or any other Loan Document. As negotiations may be lengthy and complex, and may not produce a definitive written agreement, the Borrower should not forego any opportunities to repay the Note in reliance on any such negotiations or any proposed written agreement that is not fully-executed.

2.2 Waivers.

(a) Presentment for payment, demand, protest and notice of demand, protest and nonpayment, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

(b) Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Lender under the terms of this Note or of the Security Instrument or -the other Loan Documents, as well as all benefits that might accrue to Borrower by virtue of any present or future laws exempting any of the property covered by the Security Instrument or the other Loan Documents or any other property, real or personal, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution or providing for any stay of execution, exemption from civil process or extension of time for payment, as well as the right of inquisition on any real estate that may be levied upon under a judgment obtained by virtue hereof, and Borrower hereby voluntarily condemns the same and authorizes the entry of such voluntary condemnation on any writ of execution issued thereon, and agrees that such real estate may be sold upon any such writ in whole or in part in any order desired by Lender.

2.3 Limit of Validity. The provisions of this Note and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid (“Interest”) to Lender for the use, forbearance, retention or detention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender (including, without limitation, any late charges or similar amounts) shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, in each case, without interest thereon, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest), contracted for, charged, taken, reserved, paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note, including any extensions or renewals hereof, until payment in full of the principal balance of this Note so that the Interest thereof for such full period will not exceed the maximum amount permitted by applicable law. This Section 2.4 will control all agreements between Borrower and Lender.

2.4 Use of Funds. Borrower hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes and that amounts paid to Borrower hereunder shall be disbursed in accordance with the related sources and uses statement prepared by Lender and executed by Borrower on the date hereof and that no other funds are required to be disbursed hereunder. Borrower hereby acknowledges and confirms that its execution of such sources and uses statement constitutes its irrevocable and unconditional consent and authorization to the disbursement and use of the loan proceeds as described therein.

2.5 Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed- by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

2.6 Further Assurances. Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created under this Note and the other Loan Documents, to protect and further the validity, priority and enforceability of this Note and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, to correct any error in any of the Loan Documents or any error in the disbursement of any funds pursuant to the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder; provided, however, that no such further actions, assurances and confirmations shall alter the exculpation provisions of this Note (or the other Loan Documents) or increase Borrower’s obligations under this Note. Further, and without limitation to the generality of the foregoing provisions of this Section, upon notice from Lender to Borrower of the loss, theft, destruction or mutilation of this Note and, upon receipt of reasonably satisfactory indemnity reasonably from Lender, Borrower will make and deliver a new note of the tenor in lieu of this Note.

2.7 Submission to Jurisdiction; Waiver of Jury Trial.

(a) BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE WHERE THE PROPERTY IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS NOTE; (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN EITHER THE CITY OR THE COUNTY WHERE THE PROPERTY IS LOCATED; (C) SUBMITS TO THE JURISDICTION, OF SUCH COURTS; AND (D) AGREES THAT BORROWER WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM AND BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED ON THE FIRST PAGE HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(b) BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY. OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

2.8 Miscellaneous. This Note shall be interpreted, construed and enforced according to the laws of the State in which the Property is located and the applicable laws of the United States of America. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. To the extent any notice is provided hereunder or under any other Loan Document and Borrower knows or has reason to believe that any of the foregoing entities are acting as or on behalf of Lender hereunder, in addition to Lender, Borrower shall provide such notice to such entity. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. Subject to the limitations set forth in Section 1.5 above, if Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note, the Security Instrument and the other Loan Documents. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

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IN WITNESS WHEREOF, the Borrower, intending to be legally bound hereby, has duly executed this Note to be effective as of the day and year first written above.

BORROWER:

DT STONE RIDGE, LLC, a South Carolina limited liability company

By: DT Columbia SC Management, LLC,a Delaware limited liability company, its Operating Member

By: DT Group Development, inc., its sole manager

By: ________________________

James Markel, Secretary